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                                                                    EXHIBIT 23.9

                       CONSENT OF WARBURG DILLON READ LLC

   We hereby consent to the use of Annex C containing our opinion letter dated May 28, 1999 to the Board of Directors of Skytel Communications, Inc. (the "Company") in the Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4 relating to the proposed combination of the Company and MCI Worldcom, Inc. and to the references to our firm in such Proxy Statement/Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          WARBURG DILLON READ LLC


                                                     /s/ F. Davis Terry, Jr.
                                          By___________________________________
                                                       F. Davis Terry, Jr.

                                                       /s/ Kevin Knight
                                          By___________________________________
                                                         Kevin Knight